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                                                                     EXHIBIT 5.1


                                March 10, 1995


Salick Health Care, Inc.
8201 Beverly Boulevard
Los Angeles, California 90048

Gentlemen:

     We have acted as counsel for Salick Health Care, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 5,714,156 shares of the Callable Puttable Common Stock, $.001 par value per share, of the Company (the "Special Common Stock"), which includes shares of Special Common Stock issuable upon exercise of options to purchase shares thereof, and the registration of such options, which shares and options are issuable in exchange for shares of the Company's Common Stock, $.001 par value per share (the "Common Stock"), and options to purchase shares of the Common Stock, pursuant to and in accordance with the terms of an Agreement and Plan of Merger, dated as of December 22, 1994, as amended, among the Company, Zeneca Limited, an English company, and Atkemix Thirty-nine Inc., a Delaware corporation.

     We have examined the proceedings taken by the Company in connection with the issuance of such shares and options and have been informed of and have verified additional proceedings proposed to be taken with respect thereto. Based on the foregoing, it is our opinion that such shares of Special Common Stock will, upon the issuance thereof in the manner referred to in the Registration Statement on Form S-4, be legally and validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form S-4 and consent to the use of our name under the heading "LEGAL MATTERS"
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Salick Health Care, Inc.
March 10, 1995
Page 2


in the Proxy Statement/Prospectus constituting part of said Registration Statement.

                                             Respectfully submitted,


                                             SANDERS, BARNET, GOLDMAN,
                                              SIMONS & MOSK,
                                             A Professional Corporation


                                             By: /s/ Irwin G. Barnet
                                                --------------------------------
                                                Irwin G. Barnet

IGB/JA